                                                                           99.10


                                                                 1998 MOTORCYCLE
                                                              STATISTICAL ANNUAL




[MOTORCYCLE INDUSTRY COUNCIL LOGO]

MOTORCYCLE RETAIL OUTLETS



           Retail Outlets by State: 1998



In 1998, 12,581 retail outlets sold motorcycles and related products in the U.S.

These retail outlets employed an estimated 93,800 employees at an annual payroll of $1.9 billion.

In 1998, 41% of the retail outlets were franchised to sell new motorcycles, scooters or all-terrain vehicles (ATVs).

About three-fifths (59%) of the 1998 retail outlets specialized in motorcycle related parts, accessories, riding apparel, used vehicles or service, but were not franchised to sell new motorcycles, scooters or ATVs.

NOTE:

A FRANCHISED motorcycle outlet is defined as a motorcycle retail outlet franchised to sell new motorcycles, scooters or all terrain vehicles (ATVs). A NON-FRANCHISED motorcycle outlet is defined as a motorcycle retail outlet specializing in the sale of either motorcycle related parts, accessories, riding apparel, used vehicles or service, but not franchised to sell new motorcycles, scooters or ATVs. Because of differences in list sources, direct comparisons should not be made between the number of outlets each year.

SOURCE:

1998 Motorcycle Retail Outlet Audit, Motorcycle Industry Council, Inc., Irvine, California, August 1998.

1996 Motorcycle Retail Outlet Profile Survey, Motorcycle Industry Council, Inc., Irvine, California, September 1997.



                             1998 Franchised                        1998 Non-Franchised                       1998 Total
                        Motorcycle Retail Outlets                Motorcycle Retail Outlets             Motorcycle Retail Outlets
                    No. of     No. of       Employee       No. of      No. of      Employee     No. of       No. of      Employee
                    Outlets   Employees     Payroll        Outlets    Employees    Payroll      Outlets     Employees    Payroll
State                                       ($OOO's)                               ($OOO's)                              ($OOO's)
-----------------------------------------------------------------------------------------------------------------------------------
Alabama                86       1,144      $   25,941         95          342      $  4,783        181        1,486     $   30,724
Alaska                 62         849          19,129         17           71         1,532         79          920         20,661
Arizona                62         849          19,129        134          563        12,073        196        1,412         31,202
Arkansas              105       1,397          31,673         87          313         4,380        192        1,710         36,053
California            329       4,507         101,508        795        3,339        71,628      1,124        7,846        173,136
-----------------------------------------------------------------------------------------------------------------------------------
Colorado               97       1,329          29,928        126          529        11,352        223        1,858         41,280
Connecticut            39         445          11,626        104          364         5,758        143          809         17,384
Delaware                6          68           1,789         24           84         1,329         30          152          3,118
Dist. of Columbia       0           0               0          3           11           166          3           11            166
Florida               172       2,288          51,883        440        1,584        22,153        612        3,872         74,036
-----------------------------------------------------------------------------------------------------------------------------------
Georgia               115       1,530          34,689        163          587         8,207        278        2,117         42,896
Hawaii                  9         123           2,777         37          155         3,334         46          278          6,111
Idaho                  83       1,137          25,608         52          218         4,685        135        1,355         30,293
Illinois              201       2,352          55,012        323        1,389        12,988        524        3,741         68,000
Indiana               119       1,392          32,569        228          980         9,168        347        2,372         41,737
-----------------------------------------------------------------------------------------------------------------------------------
Iowa                  106       1,240          29,011        128          550         5,147        234        1,790         34,158
Kansas                 75         878          20,527         93          400         3,740        168        1,278         24,267
Kentucky               86       1,144          25,941        127          457         6,394        213        1,601         32,335
Louisiana              85       1,131          25,640         76          274         3,826        161        1,405         29,466
Maine                  79         901          23,550         63          221         3,488        142        1,122         27,038
-----------------------------------------------------------------------------------------------------------------------------------
Maryland               40         456          11,924        108          378         5,980        148          834         17,904
Massachusetts          65         741          19,377        158          553         8,748        223        1,294         28,125
Michigan              234       2,738          64,044        244        1,049         9,811        478        3,787         73,855
Minnesota             244       2,855          66,781        160          688         6,434        404        3,543         73,215
Mississippi            72         958          21,718         68          245         3,424        140        1,203         25,142
-----------------------------------------------------------------------------------------------------------------------------------
Missouri              113       1,322          30,927        155          667         6,233        268        1,989         37,160
Montana                72         986          22,214         33          139         2,973        105        1,125         25,187
Nebraska               63         737          17,243         47          202         1,890        110          939         19,133
Nevada                 32         438           9,873         51          214         4,595         83          652         14,468
New Hampshire          50         570          14,905         79          277         4,374        129          847         19,279
-----------------------------------------------------------------------------------------------------------------------------------
New Jersey             70         798          20,867        188          658        10,409        258        1,456         31,276
New Mexico             39         534          12,033         60          252         5,406         99          786         17,439
New York              269       3,067          80,189        359        1,257        19,877        628        4,324        100,066
North Carolina        147       1,955          44,342        198          713         9,969        345        2,668         54,311
North Dakota           64         749          17,516         28          120         1,126         92          869         18,642
-----------------------------------------------------------------------------------------------------------------------------------
Ohio                  176       2,059          48,170        463        1,991        18,617        639        4,050         66,787
Oklahoma               71         944          21,417         76          274         3,826        147        1,218         25,243
Oregon                 78       1,069          24,066         94          395         8,469        172        1,464         32,585
Pennsylvania          233       2,656          69,458        395        1,383        21,871        628        4,039         91,329
Rhode Island            9         103           2,683         20           70         1,107         29          173          3,790
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South Carolina         61         811          18,400        102          367         5,135        163        1,178         23,535
South Dakota           40         468          10,948         28          120         1,126         68          588         12,074
Tennessee             103       1,370          31,069        143          515         7,200        246        1,885         38,269
Texas                 277       3,684          83,555        342        1,231        17,219        619        4,915        100,774
Utah                   70         959          21,597         40          168         3,604        110        1,127         25,201
-----------------------------------------------------------------------------------------------------------------------------------
Vermont                43         490          12,818         27           95         1,495         70          585         14,313
Virginia               89       1,184          26,846        136          490         6,847        225        1,674         33,693
Washington            100       1,370          30,853        137          575        12,343        237        1,945         43,196
West Virginia          52         593          15,501         76          266         4,208        128          859         19,709
Wisconsin             228       2,668          62,402        245        1,054         9,852        473        3,722         72,254
-----------------------------------------------------------------------------------------------------------------------------------
Wyoming                56         767          17,278         30          126         2,703        86           893          19,981

U.S. TOTAL          5,176      64,803      $1,518,944      7,405       28,963      $423,002      12,581      93,766       $1,941,946

                                                Motorcycle Retail Outlet Profile

1997 Retail Sales Volume by U.S. Motorcycle Outlets


                           FRANCHISED                       NON-FRANCHISED                 ALL MOTORCYCLE
                           M/C OUTLETS          % OF          M/C OUTLETS        % OF         OUTLETS         % OF
                            ($000's)            TOTAL          ($OOO'S)          TOTAL        ($000'S)        TOTAL
---------------------------------------------------------------------------------------------------------------------
New Motorcycles            $2,892,000           57.0%         $        0          0.0%       $2,892,000        45.5%

Used Motorcycles              745,800           14.7%            191,700         14.9%          937,500        14.7%

Parts, Accessories
  & Riding Apparel          1,116,200           22.0%            882,500         68.6%        1,998,700        31.4%

Service Labor                 289,200            5.7%            211,000         16.4%          500,200         7.9%

Other Motorcycle
  Related Sales                30,400            0.6%              1,300          0.1%           31,700         0.5%
                               ------            ----              -----          ----           ------         ----
Total Motorcycle
  Related Sales            $5,073,600          100.0%         $1,286,500        100.0%       $6,360,100       100.0%

Note: Comparisons cannot be made with prior or subsequent years due to revisions in new vehicle sales estimates and differences in dealer sources. ATV related sales are not included.




1996 Motorcycle Retail Outlet Profile Survey

                                                                     AVERAGE               AVERAGE
                                                                    FRANCHISED          NON-FRANCHISED
                                                                 MOTORCYCLE OUTLET     MOTORCYCLE OUTLET

TOTAL MOTORCYCLE RELATED SALES AND SERVICES                          $ 1,606,100           $159,850
                                                                       ---------            -------
     New Vehicle Sales                                                   915,700                N/A
     Used Vehicle Sales                                                  235,600             23,800
     Parts, Accessories & Riding Apparel                                 353,500            109,600
     Service Labor                                                        91,000             26,400
     Other Related Sales                                                  10,300                 50

NUMBER OF EMPLOYEES                                                         12.6                3.9
                                                                            ----                ---
     Full-Time                                                              10.7                2.7
     Part-Time                                                               1.9                1.2

PAYROLL AND OTHER COMPENSATION                                       $   295,500           $ 58,200
     (Including owner and manager)

YEARS AT SAME LOCATION                                                        19                 11
     (Under current & previous ownership)

YEARS UNDER CURRENT OWNERSHIP                                                 18                 12
     (Whether or not at this location)

ADVERTISING & PROMOTIONAL EXPENDITURES                               $    23,250           $  1,000

NUMBER OF NEW BRANDS CARRIED                                                 2.2                N/A

NOTE: Represents average distribution of sales by all non-franchised outlets combined and may not be typical of individual motorcycle parts, accessory or service outlets. ATV related sales are not included. See page 7 for outlet definitions.

SOURCE: 1997 Motorcycle Retail Outlet Audit, Motorcycle Industry Council, Inc., Irvine, California, August 1997.

          1996 Motorcycle Retail Outlet Profile Survey, Motorcycle Industry Council, Inc., Irvine, California, September 1997.

In 1997 there were $6.4 billion in retail sales generated by all franchised and non-franchised motorcycle retail outlets.

Sales by franchised outlets accounted for $5.1 billion of the total retail sales volume, compared to $1.3 billion for non-franchised outlets.


At $2.9 billion, sales of new motorcycles represented nearly half (45%) of total retail sales in 1997.

From the 1996 Retail Outlet Profile Survey, the estimated average motorcycle related sales and services for a franchised motorcycle outlet was $1,606,100 compared to $159,850 for a non-franchised outlet.

Franchised motorcycle outlets had been in business at the same location in 1996 for an average of 19 years. Non-franchised outlets had been at the same location an average of 11 years.

                                                              TABLE OF CONTENTS

     About the Motorcycle Industry Council


      The Motorcycle Industry Council (MIC) is a nonprofit, national trade association created to represent the motorcycle industry. While the MIC name originated in 1970, the association has existed under other names since 1914. In addition to the Executive Office in Irvine, California, the MIC maintains a Government Relations Office in the Washington, D.C. area.

      The purpose of the MIC is to preserve and promote motorcycling by serving the interests of individual members, the industry and the general public. This is accomplished through activities in government relations, statistics, communications, technical and aftermarket programs.

      Discover Today's Motorcycling, a program of the Motorcycle Industry Council, provides a better understanding of the world of motorcycling among the general public and media.

      More than 265 members represent manufacturers and distributors of motorcycles, scooters, all-terrain vehicles (ATVs), parts and accessories, and members of allied trades, such as publishing companies, advertising agencies, insurance companies and consultants. While dealers, clubs and individuals are not eligible for membership, the MIC works with these groups on issues of mutual interest.

      For more information, please contact the Motorcycle Industry Council:


EXECUTIVE OFFICE
2 Jenner Street, Suite 150
Irvine, California 92618-3806
(949) 727-4211
FAX (949) 727-4217

GOVERNMENT RELATIONS OFFICE
1235 Jefferson Davis Highway
Suite 600
Arlington, Virginia 22202-3261
(703) 416-0444
FAX (703) 416-2269

MEDIA NEWS BUREAU
2 Jenner Street, Suite 150
Irvine, California 92618-3806
(949) 727-4211 Extension 3027
FAX (949) 727-4217



MOTORCYCLE POPULATION
By Model Type and Engine Displacement............................... 1

MOTORCYCLE POPULATION
By State and Region................................................. 2

TOTAL U.S. MOTORCYCLE REGISTRATIONS................................. 3

MARKET SHARE - NEW MOTORCYCLE SALES................................. 4

NEW MOTORCYCLE RETAIL SALES
By Units and Dollars ............................................... 5

RETAIL SALES/ECONOMIC VALUE
By State ........................................................... 6

MOTORCYCLE RETAIL OUTLETS
By State ........................................................... 7

MOTORCYCLE RETAIL OUTLET PROFILE
Retail Sales Volume ................................................ 8

MOTORCYCLE OWNER PROFILE ........................................... 9

RIDER EDUCATION AND SAFETY ........................................ 10

STATE MOTORCYCLE EQUIPMENT
REQUIREMENTS ...................................................... 11

STATE OFF-HIGHWAY MOTORCYCLE
REQUIREMENTS ...................................................... 12

MOTORCYCLE USAGE
By Model Type and State ........................................... 13

MOTORCYCLE MANUFACTURERS
AND DISTRIBUTORS IN THE U.S ....................................... 14

STATE MOTORCYCLE DEALERS
ASSOCIATIONS ................................................... 15-16



Copyright (C) 1998 Motorcycle Industry Council, Inc.